UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

August 25, 2021

NORTHROP GRUMMAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16411	80-0640649
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of Principal Executive Offices) (Zip Code)

(703) 280-2900
Registrant’s telephone number, including area code:

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01          Entry into a Material Definitive Agreement.

On August 23, 2021, in connection with the previously announced private exchange offers and consent solicitations in respect of outstanding notes of Northrop Grumman Systems Corporation (“NGSC”), a direct wholly owned subsidiary of Northrop Grumman Corporation (“Northrop Grumman”), Northrop Grumman announced that the requisite number of consents had been received to adopt proposed amendments to the indentures governing, and the guarantees in respect of, the 6.650% Debentures due 2028 and 7.750% Debentures due 2029 of NGSC (collectively, the “Existing Notes”).  On August 25, 2021, NGSC and Northrop Grumman entered into supplemental indentures (the “Supplemental Indentures”) relating to each series of the Existing Notes, which were issued pursuant to a base indenture, dated as of May 1, 1986, between TRW Inc. (predecessor-in-interest to NGSC) and Mellon Bank, N.A., as trustee (as supplemented, amended or otherwise modified prior to the date of execution of the Supplemental Indentures, the “Existing Indenture”). The Supplemental Indentures eliminate certain of the covenants, restrictive provisions and events of default from the Existing Indenture with respect to each series of Existing Notes.

On August 25, 2021, Northrop Grumman and NGSC also entered into an amendment (the “Guarantee Amendment”) to the guarantee by Northrop Grumman of NGSC’s obligations with respect to the Existing Notes. The Guarantee Amendment provides for the termination of the guarantee by Northrop Grumman of NGSC’s obligations with respect to the Existing Notes.

The Supplemental Indentures and the Guarantee Amendment are effective upon execution, but the specific amendments and guarantee termination will only become operative with respect to a series of Existing Notes upon consummation of the applicable exchange offers.

The foregoing description of the Supplemental Indentures and of the Guarantee Amendment does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indentures and to the Guarantee Amendment, copies of which are attached as Exhibits 4.1 and 4.2, and as Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1
Twelfth Supplemental Indenture, dated as of August 25, 2021, to the Indenture dated as of May 1, 1986, by and among Northrop Grumman Systems Corporation, Northrop Grumman Corporation and The Bank of New York Mellon, as trustee.

4.2
Thirteenth Supplemental Indenture, dated as of August 25, 2021, to the Indenture dated as of May 1, 1986, by and among Northrop Grumman Systems Corporation, Northrop Grumman Corporation and The Bank of New York Mellon, as trustee.

10.1
First Amendment to Guarantee, dated as of August 25, 2021, to the Guarantee dated as of March 27, 2003, by and among Northrop Grumman Systems Corporation, Northrop Grumman Corporation and The Bank of New York Mellon, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Forward Looking Statements

Statements in this Form 8-K contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. Forward-looking statements include, among other things, statements relating to the timing or consummation of the exchange offers and consent solicitations. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to: those identified and discussed more fully in the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and from time to time in our other filings with the Securities and Exchange Commission. You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION

	By:	/s/ Jennifer C. McGarey
		Name:	Jennifer C. McGarey
		Title:	Corporate Vice President and Secretary

Dated: August 26, 2021

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